Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8, of McEwen Mining Inc. of our report dated June 29, 2023, with respect to the financial statements of Minera Santa Cruz S.A. included in McEwen Mining Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/. PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L
Member of Ernst & Young Global Limited
City of Buenos Aires, Argentina
November 3rd, 2023